SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

          Date of Report: March 3, 1997 - Commission File No. 0-17746
                          -------------                       -------

                         SAFE AID PRODUCTS INCORPORATED
          _____________________________________________________________
             (Exact name of Registrant as specified in its Charter)

          Delaware                                          22-2824492
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(State or other jurisdiction of                       (IRS Employer ID No.)
incorporation or organization)

c/o Lazer, Aptheker, Feldman,
  Rosella & Yedid, LLP
225 Old Country Road
Melville, New York                                          11747
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(Address of principal executive                          (Zip Code)
offices)

Registrant's telephone number,                         (516) 364-3887
including area code:                             -------------------------------


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                         ESTABLISHMENT OF JOINT VENTURE

Item 5.  Other Events
---------------------

By unanimous consent of the Board of Directors of the corporation, the corporation entered into a joint venture with CC Plus, a Spanish corporation, on February 27, 1997. A copy of this Agreement is annexed hereto as Exhibit "10.10". The purpose of the joint venture is to establish the worldwide development, production and marketing of nasally administered aspirin (the "Product"), as well as research and develop the ability to use the Product in connection with the nasal administration of other medications or natural substances. The term of the joint venture is ten (10) years, commencing February 27, 1997 and shall be automatically renewed for periods of ten (10) years each unless otherwise terminated in accordance with the terms of the Agreement. However, during the initial term the corporation holds the exclusive right to terminate the joint venture in the event that the total sales of the Product are less than 1,500,000 units during the initial thirty months of the term of the joint venture.

         The corporation and CC Plus shall share the earnings of the joint venture in equal shares of fifty (50%) percent each. However, the corporation's share in the earnings of the joint venture shall not be less than five (5%) percent of the gross sales of the joint venture. As a condition to the joint venture, CC Plus shall expend no less than $500,000.00 towards the development and marketing of the Product. The initial name of the joint venture is "CC Plus-Safe Aid Joint Venture."


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                                   Signatures
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 SAFE AID PRODUCTS INCORPORATED

                                                 By: s/Stanley Snyder
                                                    -------------------------
                                                    Stanley Snyder, President


Dated:  March 3, 1997


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